                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                  -----------

                                    FORM 8-K

                                 Current Report
                     Pursuant to Section 13 or 15(d) of The
                        Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported): November 13, 2002


                             FLEMING COMPANIES, INC.
               --------------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

           Oklahoma                          1-8140                               48-0222760
-------------------------------      ------------------------         ------------------------------------
(State or Other Jurisdiction of      (Commission File Number)         (I.R.S. Employer Identification No.)
       Incorporation)

                 1945 Lakepointe Drive, Lewisville, Texas 75057
          -------------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (972) 906-8000
          -------------------------------------------------------------
              (Registrant's telephone number, including area code)

                                       N/A
          -------------------------------------------------------------
          (Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events.

            On November 13, 2002, Fleming announced that it has entered into an agreement with Save Mart Supermarkets of Modesto, California for the sale of 26 Fleming-owned Food4Less stores in California, plus two locations currently under construction. Fleming anticipates net proceeds of up to $165 million for these 28 locations, and expects that proceeds will be comprised of up to $130 million in cash, inclusive of inventory, and a $35 million reduction of long-term liabilities in the form of capital leases. The purchase price is subject to adjustment based on store sales through closing. Upon receipt, Fleming intends to apply the cash proceeds from this transaction to reduce its senior secured term loan balance.

            The transaction is expected to be finalized within 60 days and is subject to customary regulatory approvals and other closing conditions. The agreement provides that, upon closing of the transaction, Fleming will supply these 28 stores through a five-year supply arrangement with Save Mart Supermarkets. Fleming expects the supply agreement to represent approximately $385 million in annual sales volume the first year and $340 million for each of the remaining four years, making Save Mart Supermarkets one of Fleming's five largest customers. The stores will be supplied by Fleming Divisions in Sacramento and Fresno, California.

            On November 13, 2002, Fleming also announced that the Securities and Exchange Commission has commenced an informal inquiry into several matters. According to the Commission, the focus of the preliminary fact finding inquiry will consist of previous media speculation regarding Fleming's vendor trade practices, the presentation of second quarter 2001 adjusted earnings per share data in Fleming's second quarter 2001 and 2002 earnings press releases, Fleming's accounting for drop-ship sales transactions with an unaffiliated vendor in Fleming's discontinued retail operations, and Fleming's calculation of comparable store sales in its discontinued retail operations. Fleming intends to cooperate fully with the informal inquiry and provide the Commission with all the information it needs in responding to its fact-finding.







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
                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    FLEMING COMPANIES , INC.


                                    By:        /s/ Mark Shapiro
                                        ---------------------------------------
                                        Mark Shapiro
                                        Senior Vice President, Finance &
                                        Operations Control


Date:  November 14, 2002



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